CERTIFICATION OF PERIODIC REPORT

I, Hopson B. Nance, the individual with principal responsibility for supervising the administration of, and overseeing the financial statements of, the J. Gordon Gaines, Inc. Retirement Savings Plan, (the "Plan"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)     the Annual Report on Form 11-K of the Plan for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:     June 27, 2003

                                                        /s/ Hopson B. Nance
                                                                             Hopson B. Nance,
                                                            in the capacity as both "Chief Executive Officer"
                                                                and "Chief Financial Officer" of the Plan